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Exhibit 5(a)

VARIABLE ANNUITY APPLICATION CONTRACT #	PROTECTIVE LIFE INSURANCE COMPANY Home Office: Nashville, Tennessee

Select Product:            [ __ Rewards II]                     [ __ Rewards Elite]                     [ __ Access XL]

Owner 1:			Male	Female
Address:			Birthdate:
City:	State:	Zip:	Tax ID:
Email Address:			Phone:
Owner 2:			Male	Female
Address:			Birthdate:
City:	State:	Zip:	Tax ID:
Email Address:			Phone:
Annuitant:			Male	Female
Address:			Birthdate:
City:	State:	Zip:	Tax ID:
Email Address:			Phone:

Beneficiary Name	Type		Relationship	Percentage
	P	C		%

	P	C		%

	P	C		%

	P	C		%

	P	C		%

Initial Purchase Payment: (minimum $[5,000]) $

Funding Source:	Cash	Non-Qualified 1035 Exchange		Non-Insurance Exchange
	Transfer	Direct Rollover		Indirect Rollover
Plan Type:	Non-Qual	IRA	Roth IRA	Other:

Complete if an IRA and includes new contributions:	$	(Amount)	(Tax Year)

	$	(Amount)	(Tax Year)

Replacement:
Do you currently have an annuity contract or life insurance policy?	Yes	No

Will this annuity change or replace an existing annuity contract or life insurance policy?	Yes	No

(If yes, please provide the company name and contract or policy number below.)

Company 1	Contract or Policy #

Company 2	Contract or Policy #

Company 3	Contract or Policy #

An annuity contract is not a deposit or obligation of, nor guaranteed by any bank or financial institution. It is not insured by the Federal Deposit Insurance Corporation or any other government agency, and is subject to investment risk, including the possible loss of principal.

CONTRACT BENEFITS ARE VARIABLE, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

ALLOCATE PURCHASE PAYMENTS—Allocate using whole percentages. Allocation percentages must equal 100%.

Protective Life Guaranteed Account

            % Guaranteed Account—Not available if SecurePay is selected.

            % DCA Account 1—Make DCA transfers on the              day (1st - 28th) of the month for                          months (3 - 6 months).

            % DCA Account 2—Make DCA transfers on the              day (1st - 28th) of the month for                          months (7 - 12 months).

Sub-Accounts of the Protective Variable Annuity Separate Account

Purchase Payment		DCA Allocation		Category 1
(Minimum 25% allocation if SecurePay is selected.)
	%		%	Fidelity VIP Freedom 2015 Portfolio

	%		%	Fidelity VIP Investment Grade Bond

	%		%	Franklin Income

	%		%	Franklin U. S. Government

	%		%	Lord Abbett Bond Debenture

	%		%	MFS Total Return

	%		%	OppenheimerFunds Money

	%		%	OppenheimerFunds Strategic Bond

	%		%	Van Kampen Government

	%		%	Total Category 1 Funds

Category 2 Funds
	%		%	Fidelity VIP Equity Income

	%		%	Fidelity VIP Freedom 2020 Portfolio

	%		%	Fidelity VIP Index 500

	%		%	Franklin (Templeton) Mutual Shares

	%		%	Franklin Rising Dividends

	%		%	Goldman Sachs Capital Growth

	%		%	Goldman Sachs Growth and Income

	%		%	Goldman Sachs Structured U. S. Equity

	%		%	Lord Abbett America's Value

	%		%	Lord Abbett Growth and Income

	%		%	Lord Abbett Large Cap Core

	%		%	MFS Investors Growth Stock

	%		%	MFS Investors Trust

	%		%	OppenheimerFunds Main Street®

	%		%	Van Kampen Comstock

	%		%	Van Kampen Growth and Income

	%		%	Van Kampen UIF Equity & Income

	%		%	Total Category 2 Funds

Category 3 Funds
(Maximum 40% allocation if SecurePay is selected.)
	%		%	Fidelity VIP Contrafund®

	%		%	Fidelity VIP Growth

	%		%	Fidelity Mid Cap

	%		%	Franklin Flex Cap Growth

	%		%	Franklin Small-Mid Cap Growth

	%		%	Goldman Sachs Strategic International Equity

	%		%	Goldman Sachs Structured Small Cap Equity

	%		%	Lord Abbett Growth Opportunities

	%		%	Lord Abbett International

	%		%	Lord Abbett Mid Cap Value

	%		%	MFS Growth

	%		%	MFS New Discovery

	%		%	MFS Research

	%		%	MFS Utilities

	%		%	OppenheimerFunds Capital Appreciation

	%		%	OppenheimerFunds Global Securities

	%		%	OppenheimerFunds High Income

	%		%	OppenheimerFunds Mid Cap

	%		%	Templeton Foreign

	%		%	Templeton Global Income Securities

	%		%	Templeton Growth

	%		%	Van Kampen Capital Growth

	%		%	Van Kampen Enterprise

	%		%	Van Kampen Mid Cap Growth

	%		%	Van Kampen UIF Global Real Estate

	%		%	Van Kampen International Growth Equity

	%		%	Total Category 3 Funds

Transfer Authorizations

             I authorize the company to honor my telephone instructions for transfers among the investment options.

             I authorize the company to honor my agent's telephone instructions for transfers among the investment options.

Portfolio Rebalancing: Must be completed if SecurePay Withdrawal Benefit is selected.

Rebalance        quarterly        semi-annually        annually on the        day (1st - 28th) of the month.

For California Residents Age 60 and Older—The consequence of allocating my initial Purchase Payment to the Sub-Accounts on the Effective Date with respect to the Contract's "Right to Cancel" provision have been explained to me and I understand it.

             I instruct the Company to allocate my initial Purchase Payment as indicated above on the Contract Effective Date.

SELECT OPTIONAL BENEFITS AND FEATURES

Optional Death Benefit: Not available if any Owner or Annuitant is age 76 or older.

Maximum Anniversary Value with CoverPay® Fee	Maximum Anniversary Value with ValuPay® Fee

Optional SecurePay Withdrawal Benefit®: You may purchase SecurePay now or use RightTimesm to purchase it prior to the oldest Owner's or Annuitant's 86th birthday. * SecurePay R72 is not available if an Owner or Annuitant is younger than age 55.

SecurePay	SecurePay with GMAB
* SecurePayR72sm	* SecurePayR72sm with GMAB

Automatic Purchase Plan: Not available if Partial Automatic Withdrawals are selected. Attach a voided check or deposit ticket. Draft $         per              month or              quarter from my account on the          day of the month and apply to my Contract.

Partial Automatic Withdrawals: Not available if Automatic Purchase Plan is selected. Attach a voided check or deposit ticket. Withdraw $         per              month or              quarter from the Contract on the              day of the month and deposit to my account.

SPECIAL REMARKS

SUITABILITY

Did you receive a current prospectus for this annuity?	Yes	No
Do you believe the annuity meets your financial needs and objectives?	Yes	No

SIGNATURES

I understand this application will be part of the annuity contract. The information I provide is true and correct to the best of my knowledge and belief. The company will treat my statements as representations and not warranties. The company may accept instructions from any Owner on behalf of all Owners.

Variable annuities involve the risk, including the possible loss or principal. The Contract Value, annuity payments and termination values, when based upon the investment experience of the separate account, are variable and are not guaranteed as to any fixed dollar amount.

Application signed at: (City & State)                                      on (Date)                                     .

Owner 1:                                      Owner 2:                                      Annuitant:

Federal law requires the following notice: We may request or obtain additional information to establish or verify your identity.

PRODUCER REPORT—This section must be completed and signed by the agent for the Contract to be issued.

To the best of your knowledge and belief...

Does the applicant have any existing annuity contract or life insurance policy?	Yes	No
Does this annuity change or replace an existing annuity contract or life insurance policy?	Yes	No

I have determined the suitability of this annuity to the applicant's financial situation and objectives by inquiring into the applicant's:

             financial status              tax status              investment objectives              other relevant information.

Producer Remarks:

Type of unexpired government issued photo I.D. used to verify applicant's identity:	#

I certify that I have truly and accurately recorded on this application the information provided to me by the applicant.

Signature:	Print Name:
Producer #	Brokerage:
Florida License # (if applicable)	Phone #

 IMPORTANT NOTICES

RESIDENTS OF AZ: On written request you may ask us to provide you within ten business days, or 30 calendar days if you are 65 or older, additional factual information regarding the benefits and provisions of this Contract. If for any reason you are not satisfied, you may cancel the Contract within that period after you receive it by returning the Contract to our office, or the agent who sold it with a written request for cancellation. Return of this Contract by mail is effective on receipt by us. The returned Contract will be treated as if we had never issued it. We will promptly return the Contract Value. This may be more or less than the Purchase Payment(s).

RESIDENTS OF AR, DC, KY, LA, ME, NM, OH, PA and TN: Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

RESIDENTS OF CALIFORNIA—AGE 65 AND OVER: There may be tax consequences, early withdrawal penalties, or other penalties if you sell or liquidate any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of an annuity product. You may wish to consult with an independent legal or financial advisor before selling or liquidating any assets and before buying an annuity product.

RESIDENTS OF CO: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory agencies.

RESIDENTS OF FL: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE AN INSURER, FILES A STATEMENT OF CLAIM OR APPLICATION CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY IN THE THIRD DEGREE.

RESIDENTS OF MD: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

RESIDENTS OF NJ: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

RESIDENTS OF OK: WARNING—Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

RESIDENTS OF OR: Any person who knowingly and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or provides false, incomplete or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which is a crime, and may be subject to criminal and civil penalties.

RESIDENTS OF WA: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

APPLICATION INSTRUCTIONS

(To be completed with instructions from 'New Business'.)

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  Exhibit 5(a)
IMPORTANT NOTICES